ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

Articles of Merger (PURSUANT TO NRS 92A.200) Page I

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(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and Jurisdiction of organization of each constituent entity (NRS 92A.200). if there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Perciplo Biotberapeutics
Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity
Nevada
Jurisdiction

Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

Name of merging entity
Nevada	Corporation
Jurisdiction	Entity type*

and,

1 Sunburst Acquisitions III, Inc.
Name of surviving entity
Nevada	Corporation
Jurisdiction	Entity type*

*Corporation, non-profit corporation, limited partnership, limited-liability company or business trust
Filing Fee: $350.00

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY-DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.,1 90):

Attn:

c/o

3)	(Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity {NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check boxand attach an 8 112" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from
.   .
Percpo Biotherapeutics, inc.

Name of merging entity, if applicable

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, if applicable and, or;

Sunburst Acquisitions III, Inc.

Name of surviving entity, if applicable

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

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(b) The plan was approved by the required consent of the owners of *:

Name of merging'antity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name Of merging entity, if applicable

and, or,

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

Articles of Merger (PURSUANT TO NRS 92A,200) Page 4

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(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.150):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

arid, or;

Name of surviving entity, if applicable

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

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5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The articles of incorporation of the surviving corporation shall be amended as follows:

"FIRST: The name of the Corporation is PercipioBiotherapeutics, Inc."

6)	Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached

or,

☒  (b) The entire plan of merger is on, file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)"`: October 29, 2008

*Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed-

**A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are flied (NRS 92A.240).

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 09701-4299 (775) 6M 0706 Webeite: aecretaryofstate.hiz

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8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada IlmIted-liahllity company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8%" x 1 1 " blank sheet containing the required information for each additional entity.);

Percipio Biotberapeutics, Inc.
Name of marging entity

X	Chief Executive Officer	10/10/08
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Sunburst Acquisitions III, Inc.
Name of surviving ntity

X	Chief Executive Officer
Signature	Title	Date

* The articles of merger, must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.